Exhibit 4.2
UNIT PURCHASE OPTION AGREEMENT
     This Unit Purchase Option Agreement (the “Agreement”) is entered into                          , between Scorpion Performance, Inc., a Florida corporation (the “Company”) and                          , an existing shareholder residing in                           (“Optionee”).
BACKGROUND
     The Company has determined it to be in its best interests of the Company to raise up to $2,000,000 by offering, only to existing non U.S. shareholders of the Company, the right to purchase shares of the Company’s common stock. The Optionee desires to purchase, and the Company desires to grant to Optionee, a Unit Purchase Option (“Option”) for the purchase of Units at $.50 per Unit, each Unit consisting of two shares of common stock at an exercise price of $1.00 per share, upon the terms and conditions set forth in this Agreement.
     In consideration of the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:
     1. Grant of Option. For value received, the Company hereby grants to the Optionee an Option to purchase from the Company                      Units at $.50 per Unit (the “Purchase Price”) to purchase shares of common stock of the Company (the “Option Shares”), at an exercise price of $1.00 per share (the “Exercise Price”).
     2. Exercise of Option. This Option is exercisable by written notice to the Company at any time prior to December 31, 2008 (the “Expiration Date”).
     4. Procedure for Exercise. Exercise of this Option or a portion hereof shall be effected by the Optionee giving written notice of intent to exercise, in the form of Exhibit 1 attached to this Agreement, and paying the Exercise Price.
     5. Payment of Exercise Price. The Purchase Price for any Option Shares purchased will be paid at the time of exercise of this Option either (i) in cash; (ii) by certified or cashier’s check; or (iii) wire as permitted by the Company in its sole discretion at the time of exercise.
     6. Adjustment. If the outstanding common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the number or kind of shares purchasable under any unexercised portion of this Option. Any such adjustment will be made without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the purchase price for each Option Share purchasable under this Option. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Company, and any such adjustment may provide for the elimination of fractional share interests.

     7. Compliance with Securities Laws. Option Shares will not be issued unless the issuance and delivery of the Option Shares (and the exercise of this Option, if applicable) complies with all relevant provisions of federal, state and foreign law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Option Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
     Option Shares will not be issued to Optionees in any foreign jurisdiction where such issuance would not be legal or would not be permitted. The Optionee agrees to furnish evidence satisfactory to the Company, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Option Shares are being acquired only for investment and without any present intention to sell or distribute the Option Shares in violation of any federal, state or federal law, rule or regulation. Further, the Optionee consents to the imposition of a legend and stop transfer instructions on the certificate representing the Option Shares issued pursuant to the exercise of this Option restricting their transferability as required by law or by this Section.
     8. Termination of the Option. In the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, a merger or tender for the Company’s shares of Common Stock, the Board of Directors may declare that the Option shall terminate as of a date to be fixed by the Board of Directors; provided, that not less than 30 days written notice of the date so fixed shall be given to the Optionee, and each such Optionee shall have the right, during the period of 30 days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.
     9. Representations and Warranties of the Company to the Optionee. The Company, in order to induce Optionee to enter into this Agreement and deliver the purchase price pursuant to the terms of this Agreement, hereby represents and warrants to the Optionee as follows:
          a) Enforceability. This Agreement contains the binding obligations of the Company, enforceable against it in accordance with the terms and conditions hereof.
          b) Authority. The Company has the power and authority necessary in order to enter into this Agreement and perform its obligations hereunder.
          c) No Conflicts. The entering into of this Agreement by the Company, and the performance by the Company of its obligations hereunder, will not conflict with or constitute a breach of or default under any agreement to which the Company is a party or any order or decree of any U.S. or foreign court or regulatory body to which the Company is subject.
     10. Representations and Warranties of the Optionee to the Company. The Optionee, in order to induce the Company to enter into this Agreement and deliver the Units pursuant to the terms of this Agreement, hereby represents and warrants to the Company as follows:

          a) Optionee is not a U.S. person (whenever such term is used herein, it shall have the meaning given in Regulation S).
          b) At the time Optionee executed and delivered this Agreement, Optionee was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement.
          c) Optionee is acquiring the Option Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.
          d) Optionee acknowledges that Optionee has been furnished with information regarding the Company. Optionee further acknowledges that Optionee has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company. Optionee acknowledges that Optionee has been afforded an opportunity to examine such documents and other information which it has requested for the purpose of verifying the information set forth in the documents referred to above.
          e) Optionee represents and warrants and hereby agrees that all offers and sales of the Option Shares prior to the expiration of a period commencing on the date of the purchase of the Option Shares and ending one year thereafter, unless adjusted as hereinafter provided (the “Restricted Period”), shall only be made in compliance with the safe harbor contained in Regulation S, pursuant to registration of the Option Shares under the 1933 Act or pursuant to an exemption from registration, and all offers and sales after the Restricted Period shall be made only pursuant to such a registration or to such exemption from registration.
          f) Optionee is aware that the Option Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) during the Restricted Period unless the Option Shares are registered under the 1933 Act or an exemption from the registration requirements is available. All certificate(s) evidencing the Option Shares will contain a legend to such effect.
          g) Optionee acknowledges that the purchase of the Option Shares involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Option Shares including the total loss of its investment.
          h) Optionee understands that the Option Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and undertakings of Optionee set forth herein in order to determine the applicability of such exemptions and the suitability of Optionee to acquire the Option Shares.
          i) Optionee is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

          j) In evaluating its investment, Optionee has consulted its own investment and/or legal and/or tax advisors.
          k) Optionee acknowledges that, in the view of the U.S. Securities and Exchange Commission (“SEC”), the statutory exemption claimed for this transaction would not be present if the offering of Option Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Optionee is acquiring the Option Shares for investment purposes and has no present intention to sell the Option Shares in the United States or to a U.S. person or for the account or benefit of a U.S. person either now or promptly after the expiration of the Restricted Period.
          l) Optionee is not an underwriter of, or dealer in, the Option Shares; and Optionee is not participating, pursuant to a contractual agreement, in the distribution of the Option Shares.
          m) If Optionee is purchasing the Option Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Optionee is so purchasing.
          n) The foregoing representations and warranties are true and accurate as of the date of this Agreement. If Optionee has knowledge, prior to the acceptance of this Agreement that any such representations and warranties shall not be true and accurate in any respect, the Optionee, prior to such acceptance, will give written notice of such fact specifying which representations and warranties are not true and accurate and the reasons therefor.
          o) The Optionee hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Option Shares in compliance with the Act or state securities laws:
               “THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION. THESE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION S OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE SELLER WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.”
          p) The undersigned will not engage in any hedging transactions as precluded by Regulation S under the Act.

     11. Transferability. This Option shall not be transferable other than by will or by the laws of descent and distribution.
     12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.
     13. Governing Law; Jurisdiction. This Agreement will be construed and enforced in accordance with the laws of the State of Florida, excluding any principle or provision that would require application of the laws of any other jurisdiction, and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.
     14. Amendment. This Agreement may only be amended by an instrument in writing signed by both the Company and the Optionee.
     15. Notices. All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier (such as Federal Express) addressed to the other party at the address as set forth herein below:

If to Company:	Scorpion Performance, Inc.
3000 S.W. 4th Avenue
Fort Lauderdale, FL 33315
ATTN: Yali Golan
Facsimile: 954-779-3029
Email:

If to Optionee:	At the address provided on the signature page of this Agreement.
     16. Entire Agreement, Amendment. This Agreement contains the entire understanding of the Parties with respect to the matters covered herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Party against whom enforcement of any such amendment or waiver is sought.
     17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth in the first paragraph.

THE COMPANY:
SCORPION PERFORMANCE, INC.

By:

Its:

OPTIONEE:

[Signature]

[Print Name]

[Address]

EXHIBIT 1
NOTICE OF EXERCISE OF OPTION TO PURCHASE
SHARES OF COMMON STOCK OF SCORPION PERFORMANCE, INC.
     The undersigned does by this notice request that SCORPION PERFORMANCE, INC., a Florida corporation (the “Company”, issue to the undersigned that number of shares of Common Stock specified below (the “Shares”) at the price per Share specified below pursuant to the exercise of the undersigned’s option under the Unit Purchase Option Agreement dated                     , between the undersigned and the Company.
     Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Option is being exercised by the price specified), by cash or certified check.
     The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned’s own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance. The undersigned further acknowledges and understands that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) during the Restricted Period unless the Option Shares are registered under the 1933 Act or an exemption from the registration requirements is available. All certificate(s) evidencing the Option Shares will contain a legend to such effect.
A.	Number of shares covered by Option:

B.	Number of Shares of Common Stock actually to be purchased at this time:

C.	Exercise price per Share: $1.00

D.	Aggregate price to be paid for Shares actually purchased (B multiplied by C): $

     Date:

[Signature]

[Print Name]

[Address]

ACCEPTED THIS            DAY OF
                              , 20          .
SCORPION PERFORMANCE, INC.

By:

Title: